UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2011 (January 27, 2011)

WES Consulting, Inc.
(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive
Atlanta, GA 30360
(Address of Principal Executive Offices)

(770) 246-6400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s audited financial statements for the fiscal years ended June 30, 2009 and 2010 and the related notes thereto, the unaudited financial statements for the three  months ended September 30, 2010 and the related notes thereto, and the exhibits filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “WES Consulting,” “WES,” or the “Registrant” refer to WES Consulting, Inc., a Florida corporation.

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On January 27, 2011 (the “Closing Date”), WES Consulting, Inc., a Florida corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Web Merchants, Inc., a Delaware corporation (“WMI”) and Fyodor Petrenko and Dmitrii Spetetchii, the holders of 100% of WMI’s capital stock (the “WMI Shareholders”), to acquire 100% of WMI’s issued and outstanding equity ownership in exchange for 28,394,400 shares of our common stock to the WMI Shareholders.  One of the WMI Shareholders also received $100,000 in cash, which represented $79,000 for the repayment of a loan such shareholder made to WMI and $21,000 in consideration for such shareholder signing a non-compete agreement with the Company.  Pursuant to the Purchase Agreement, WMI will continue to operate as a wholly owned subsidiary of the Company.

Voting Rights Agreement

As a condition and inducement to the willingness of the WMI Shareholders to enter into the Purchase Agreement, the Company’s President and CEO, Louis Friedman, entered into a Voting Rights Agreement dated January 27, 2011 with the Company and Fyodor Petrenko.  Pursuant to the terms of the Voting Rights Agreement, while Mr. Petrenko and Mr. Friedman own 50% or more of their current holdings, the other party agrees to vote for the election of the other to the Company’s Board of Directors and to elect certain other mutually agreed upon nominees to the Board.  Furthermore, they are prevented, in their capacities as directors and shareholders, from acting on certain transactions without the affirmative vote of the other.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement with Dmitrii Spetetchii, pursuant to which the Company agreed to file a registration statement by April 27, 2011 covering the resale of the 2,000,000 shares of the Company’s common stock that Mr. Spetetchii was issued in connection with the WMI acquisition described above.  If the Company does not file the registration statement by April 27, 2011, Mr. Spetetchii may make a demand on the Company to file such registration statement.  Until such registration statement is declared effective by the Securities and Exchange Commission, Mr. Sptetechii’s 2,000,000 shares of common stock may not be transferred or resold unless the transfer or resale is registered or there is an available exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

The foregoing descriptions of the Purchase Agreement, Voting Rights Agreement, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Voting Rights Agreement, and Registration Rights Agreement, which are filed as Exhibit 2.1, Exhibit 10.1, and 10.2, respectively, to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 27, 2011, the Company acquired 100% of the issued and outstanding equity ownership of WMI from the WMI Shareholders.  The acquisition was unanimously approved by the Board of Directors of both the Company and WMI and was approved by the shareholders of WMI at a special meeting held on January 27, 2011.  Immediately following the acquisition, the WMI Shareholders own approximately 31% of the Company’s outstanding common stock.  Reference is made to Item 1.01, which is incorporated herein and which summarizes the terms of the WMI acquisition under the Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On January 27, 2011, we issued 28,394,400 shares of our common stock in connection with the acquisition of WMI under the Purchase Agreement, which is described in Item 1.01 above.  Our securities were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act since the issuance did not involve a public offering, the recipient took the shares for investment and not resale, and we took appropriate measures to restrict transfer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointments of Certain Officers

Fyodor “Fred” Petrenko as Executive Vice President of the Company

Effective January 27, 2011, the Board of Directors appointed Fyodor “Fred” Petrenko, age 43, as Executive Vice President.  Mr.Petrenko co-founded WMI in 2002 and has served as its President since then.  Prior to then, Mr. Petrenko was the head of investment banking with Media-Most, an international multimedia holding company based in Russia.  Mr. Petrenko holds a PhD in Physics from Moscow State University and MS degree in Finance from CUNY (Baruch).

In connection with his appointment, the Company entered into an employment agreement with Mr. Petrenko (the “Petrenko Agreement”).  The initial term of the Petrenko Agreement will expire on December 31, 2011, unless earlier terminated as provided in the Petrenko Agreement, and be automatically extended for additional one-year periods unless terminated by Mr. Petrenko or a majority vote of the Board of Directors.  Mr. Petrenko’s base salary is $150,000 per year, subject to adjustment by the Board of Directors, and he will be entitled to participate in the Company’s executive bonus program, as such program may be adopted in the future.

In the event of an “Involuntary Termination,” as defined in the Petrenko Agreement, Mr. Petrenko will be entitled to nine (9) months’ severance and an amount equal to the average of any bonuses paid to him during the two preceding fiscal years.  In the event of a “Change in Control” or “Termination for Disability,” as defined in the Petrenko Agreement, Mr. Petrenko will be entitled to eighteen (18) months’ severance.

Under the Petrenko Agreement, Mr. Petrenko agreed to certain confidentiality, non-competition, and non-solicitation covenants with respect to the Company.

The foregoing description of the Petrenko Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Petrenko Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Appointment of Rufina Bulatova as Vice President - Online Marketing

Effective January 27, 2011, the Board of Directors appointed Rufina Bulatova, age 33, as Vice President, Online Marketing.  Ms. Bulatova is currently the Vice President of WMI, a position she has held since 2007, overseeing online marketing, product catalog, direct marketing, and co-op advertising programs.  Ms. Bulatova joined WMI in 2003 as a .NET developer and became the Lead Project Manager responsible for website user experience in 2004.  Ms. Bulatova holds a Master Degree in Computer Science from Ufa State Technical University (Russia).

(e)	Compensatory Arrangements of Certain Officers

On January 27, 2011, the Company entered into an employment agreement with Fyodor Petrenko, as described above in this Item 5.02.   Reference is made to Item 5.02(c), which is incorporated herein and which summarizes the terms of the Petrenko Agreement.

Effective January 27, 2011, the Company entered into an employment agreement with Louis S. Friedman (the “Friedman Agreement”) regarding his continued employment as President and Chief Executive Officer of the Company.  The Friedman Agreement will expire on December 31, 2011, unless earlier terminated as provided in the Friedman Agreement, and be automatically extended for additional one-year periods unless terminated by Mr. Friedman or a majority vote of the Board of Directors.  Mr. Friedman’s base salary is $150,000 per year, subject to adjustment by the Board of Directors, and he will be entitled to participate in the Company’s executive bonus program, as such program may be adopted in the future.

In the event of an “Involuntary Termination,” as defined in the Friedman Agreement, Mr. Friedman will be entitled to nine (9) months’ severance and an amount equal to the average of any bonuses paid to him during the two preceding fiscal years.  In the event of a “Change in Control” or “Termination for Disability,” as defined in the Friedman Agreement, Mr. Friedman will be entitled to eighteen (18) months’ severance.

Under the Friedman Agreement, Mr. Friedman agreed to certain confidentiality, non-competition, and non-solicitation covenants with respect to the Company.

The foregoing description of the Friedman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Friedman Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On January 31, 2011, the Company issued a press release announcing the executive appointments described in Item 5.02(c), above.  A copy of the press release is furnished as Exhibit 99.3 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The historical consolidated financial statements of Web Merchants, Inc. required to be filed by this Item are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

(b) Pro forma financial information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report on Form 8-K is required to be filed.

(d) Exhibits

Exh. No.	Description

2.1	Stock Purchase Agreement, dated January 27, 2011
10.1	Registration Rights Agreement between the Company and Dmitrii Spetetchii, dated January 27, 2011
10.2	Voting Agreement between the Company, Louis S. Friedman, and Fyodor Petrenko, dated January 27, 2011.
10.3	Employment Agreement between the Company and Louis S. Friedman dated January 27, 2011.
10.4	Employment Agreement between the Company and Fyodor Petrenko, dated January 27, 2011
23.1	Consent of Gruber & Company
99.1
Audited consolidated balance sheets of Web Merchants, Inc. as of December 31, 2009 and 2008, and the related audited consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2009.

99.2
Unaudited condensed consolidated balance sheet of Web Merchants, Inc. as of September 30, 2010, and the related unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2010 and 2009 and statements of cash flows for the nine months ended September 30, 2010 and 2009.

99.3	Press release dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc.
(Registrant)

Date: February 2, 2011	By:	/s/ Ronald P. Scott
Ronald P. Scott
Chief Financial Officer